EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 24, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Mar 2007 – Feb 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.5%	1.4%	1.4%	-13.2%	-5.2%	3.1%	5.0%	3.1%	12.4%	-17.5%	0.3	0.4
B**	1.5%	1.4%	1.3%	-13.8%	-5.8%	2.4%	N/A	2.4%	12.4%	-19.1%	0.3	0.3
Legacy 1***	1.6%	1.6%	1.8%	-11.2%	N/A	N/A	N/A	-2.5%	10.8%	-14.2%	-0.2	-0.3
Legacy 2***	1.6%	1.6%	1.8%	-11.6%	N/A	N/A	N/A	-2.9%	10.8%	-14.5%	-0.2	-0.4
Global 1***	1.5%	1.5%	1.9%	-10.6%	N/A	N/A	N/A	-3.9%	10.1%	-14.1%	-0.3	-0.5
Global 2***	1.5%	1.5%	1.8%	-10.9%	N/A	N/A	N/A	-4.2%	10.1%	-14.8%	-0.4	-0.5
Global 3***	1.4%	1.3%	1.6%	-12.4%	N/A	N/A	N/A	-6.0%	10.1%	-18.8%	-0.6	-0.7

S&P 500 Total Return Index****	0.4%	4.3%	9.0%	5.1%	25.5%	1.6%	4.2%	1.6%	19.0%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.9%	-2.2%	-2.2%	27.5%	10.2%	9.8%	8.4%	9.8%	12.6%	-12.3%	0.8	1.4

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	40%					38%
Energy	20%	Long	Natural Gas	3.8%	Short	19%	Long	Brent Crude Oil	3.5%	Long
			Gas Oil	3.6%	Long			Crude Oil	3.4%	Long
Grains/Foods	10%	Long	Sugar	1.5%	Long	9%	Long	Sugar	1.4%	Long
			Coffee	1.3%	Short			Coffee	1.2%	Short
Metals	10%	Long	Gold	4.4%	Long	10%	Long	Gold	4.5%	Long
			Copper	1.7%	Long			Copper	1.7%	Long
FINANCIALS	60%					62%
Currencies	24%	Short $	Australian Dollar	3.0%	Long	24%	Short $	Australian Dollar	3.1%	Long
			Euro/ Australian Dollar	1.5%	Short			Euro/ Australian Dollar	1.6%	Short
Equities	16%	Long	S&P 500	2.0%	Long	17%	Long	S&P 500	2.2%	Long
			Nasdaq	1.6%	Long			Nasdaq	1.6%	Long
Fixed Income	20%	Long	Bunds	6.0%	Long	21%	Long	Bunds	6.1%	Long
			U.S. Treasury Bond	2.7%	Long			U.S. Treasury Bond	2.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied to nearly $109 per barrel over fears Iran may halt oil exports in response to ongoing tension surrounding the nation’s nuclear program.  Natural gas prices fell nearly 5% as this winter’s abnormally warm weather continued to reduce demand on energy products.  Weekly estimates stating U.S. natural gas inventories are nearly 40% over their historical, five-year average also had a negative effect on the natural gas markets.

Grains/Foods
Sugar prices moved higher following reports which showed reduced production in key Brazilian farming regions.  Heavy buying in the sugar markets by large commodity funds also played a role in driving prices higher.  Soybean prices also rallied, driven higher by reports forecasting near-term demand may begin to outpace supply.

Metals
Base metals markets generally rallied on the belief the European Union was making progress on improving its ailing debt markets.  China’s decision to ease lending policies also drove base metals markets higher.  Investors drove gold markets nearly 3% higher on speculation the U.S. government may resume stimulus activity in order to facilitate economic growth.

Currencies
The Swiss franc and euro posted strong gains against the U.S. dollar as the agreement on a new bailout plan for Greece and strong German consumer confidence data helped ease investor concerns surrounding the region.  In Asia, the Japanese yen fell to seven-month lows due to monetary easing by the Bank of Japan.   The Australian dollar posted losses because of concerns surrounding Australia’s economic future, driven by ongoing political tension involving the nation’s governmental leadership.

Equities
The S&P 500 rallied to finish the week at its highest level since 2008.  Support was driven by better-than-expected U.S. consumer confidence and home sales data.  Improved U.S. data also helped move the Nikkei 225 higher, as an improving U.S. economy would bolster demand for Japanese exports.  European equity markets were also positive, pushed higher by strong German consumer confidence data.

Fixed Income
Investors drove U.S. Treasury markets higher due to lingering concerns the new Greek debt deal would be insufficient to resolve the nation’s long-term financial problems.  Ongoing tensions between Iran and Western Nations also spurred buying of safe-haven fixed income products.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.